EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Famous Uncle Al’s Hot Dogs & Grille, Inc.

Danbury, Connecticut

I hereby consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on form SB-2 my report dated May 30, 2006, relating to the financial statements from inception to December 31, 2005, included herein.  I also consent to the reference to me under the heading “Interest of Named Expers and counsel” in this Registration Statement.

/s/   Michael F. Cronin

Certified Public Accountant

687 Lee Road

Rochester, NY 14606

December 15, 2006